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                                                                   Exhibit 99.2

November 4, 1999

Board of Directors
Peninsula Bank of San Diego
1331 Rosecrans Street
San Diego, CA 92166

Ladies and Gentlemen:

         We hereby consent to the inclusion of our opinion letter dated August 31, 1999 to the Board of Directors of Peninsula Bank of San Diego (the "Company') regarding the acquisition of the Company by U.S. Bancorp, in U.S. Bancorp's Registration Statement on Form S-4 (the "Registration Statement") and to the references therein to our firm and to our opinion under the headings "THE MERGER - Background of the Merger", "Recommendation of the Peninsula Board of Directors and Peninsula's Reasons for the Merger", and "Opinion of Peninsula's Financial Advisor". In giving the foregoing consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                      Very truly yours,




                                      BANC OF AMERICA SECURITIES LLC